EXHIBIT 99
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                  AGREEMENT FOR JOINT FILING OF SCHEDULE 13G
                  ------------------------------------------


    The undersigned hereby agree that the Schedule 13G being filed with the Securities and Exchange Commission to report their beneficial ownership of more than 5% of the common shares of InterCounty Bancshares, Inc., an Ohio corporation, shall be, and is, filed on behalf of each of the undersigned.




                                   THE NATIONAL BANK AND TRUST COMPANY


February 3, 2000                   By   /s/ Charles L. Dehner
-----------------------------           ----------------------------------
Date                                    Charles L. Dehner
                                        Executive Vice-President



                                   INTERCOUNTY BANCSHARES, INC.,
                                     EMPLOYEE STOCK OWNERSHIP PLAN

                                   By The National Bank and Trust
                                       Company, Trustee

February 3, 2000
-----------------------------
Date
                                   By   /s/ Charles L. Dehner
                                        ----------------------------------
                                        Charles L. Dehner
                                        Executive Vice-President





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